EXHIBIT 99.1

Support.com CEO Josh Pickus to Step Down in April

REDWOOD CITY, CA – February 12, 2014 - Support.com, Inc. (NASDAQ: SPRT), a leading provider of cloud-based technology services and software,  announced today that Josh Pickus, the Company’s President and Chief Executive Officer, has decided to step down as an officer and director on April 1, 2014 for personal reasons.  Mr. Pickus has agreed to remain an advisor to the Board of Directors following his departure.  The Board will conduct a search for Mr. Pickus’ successor and has retained Egon Zehnder, a leading executive recruiting firm, to assist with the process.

“We respect Josh’s decision to step down and would like to take this opportunity to thank him for his extraordinary contributions to the Company,” said Jim Stephens, Chairman of the Board of Directors.  “Josh built an outstanding team and grew the business from inception to nearly $100 million, established deep relationships with customers and channel partners, drove the development of the industry’s premier cloud-based technology platform, and pioneered an innovative work from home service model that brings a new level of support to millions of connected homes.”

 “I’ve been privileged to lead Support.com for almost eight years, and I’m deeply grateful for the backing I’ve received from the Board and our employees, customers and shareholders,” Pickus said.  “The Company has a unique combination of technology, human capital and financial resources, and is poised to play a major role in the development of the next generation of support.  My successor will be in a position to capitalize on a new innovation cycle to address the expanding universe of opportunities in front of the Company.  I look forward to working closely with the Board during the transition process and afterwards as an advisor.”

The Board’s Nominating and Corporate Governance Committee will lead the search process.  Mr. Stephens noted that “The next generation connected home and the Internet of Things create a tremendous set of new opportunities for Support.com and its Nexus Service Platform.  We expect the exceptional team in place today, complemented by a dynamic successor we will identify, to lead the Company to new heights of growth and innovation.”

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of cloud-based services and software that enable technology support for a connected world. Our premium technology support programs help leading brands create new revenue streams and deepen customer relationships. Our cloud-based Nexus® Service Platform enables companies to resolve connected technology issues quickly, boost their support productivity, and dramatically improve their customer experience. Support.com is the choice of leading communications providers including 3 of the top 5 cable companies in North America, top retailers, and other leading brands in software and connected technology.  For more information, please visit us at: www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about/careers.

Copyright ® 2014 Support.com, Inc.  All rights reserved. Support.com is a trademark or registered trademark of Support.com, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains “forward-looking statements” as defined under the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbors created by such laws. Forward-looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving projections of revenue, margin, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance, capital structure and other financial items); the plans and objectives of management for future operations, customer relationships, products, services or investments; personnel matters; and future performance in economic and other terms. Such forward-looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially including, among others, our ability to retain and grow major programs, our ability to expand our customer base, our ability to market and sell our Nexus service delivery platform on a SaaS basis, our ability to successfully develop new products and services, our ability to maintain and grow revenue, our ability to manage our workforce, our ability to retain personnel, and our ability to control expenses and achieve desired margins. These and other risks may be detailed from time to time in Support.com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and its latest Quarterly Report on Form 10-Q, copies of which may be obtained from www.sec.gov. Support.com assumes no obligation to update its forward-looking statements.

Contact Information

Investor Contact
Carolyn Bass and Jacob Moelter
Market Street Partners
(415) 445-3235
sprt@marketstreetpartners.com

Media Contact
Seth Geisler
Martin Levy Public Relations, Inc.
(858) 610-9860
seth@martinlevypr.com